Exhibit 1.1

Constellation Brands, Inc.

7.25% Senior Notes Due 2016

Underwriting Agreement

New York, New York

August 10, 2006

To the Representatives named in

Schedule I hereto of the several

Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

Constellation Brands, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Notes”), to be issued under an indenture (the “Base Indenture”) dated as of August 15, 2006, among the Company, the Guarantors (as defined below) and BNY Midwest Trust Company, as trustee (the “Trustee”) and a first supplemental indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) dated as of August 15, 2006 among the Company, the Guarantors and the Trustee. Pursuant to the terms of the Indenture, the holders of Notes will be entitled to the benefit of guarantees (the “Guarantees” and together with the Notes, the “Securities”) from each of the subsidiaries of the Company listed on the signature pages hereto (the “Guarantors” and together with the Company, the “Issuers”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. Each Issuer represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Issuers meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and (ii) each electronic “road show” (as defined in Rule 433) relating to the offering of the Securities that is a “written communication” under Rule 405 (each, an “Electronic Road Show”), when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay any unpaid fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), no Issuer was or is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that any Issuer be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(g) The Company and each of its consolidated subsidiaries (the “Subsidiaries”) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own their properties and conduct their respective businesses as described in the Disclosure Package and the Final Prospectus and are duly qualified to transact business as foreign corporations in good standing under the laws of each jurisdiction where the ownership or leasing of their respective properties or the conduct of their respective businesses require such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, management, condition (financial or otherwise), results of operations or business prospects of the Company and its Subsidiaries considered as a whole (a “Material Adverse Effect”); the Company had at the dates indicated an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus, and the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned beneficially by the Company free and clear of all liens, encumbrances, equities and claims (collectively, “Liens”) except for the Liens securing the Company’s Credit Agreement, dated as of June 5, 2006 (the “Credit Agreement”), described in the Disclosure Package and the Final Prospectus. Neither the Company nor any of the Guarantors is in violation of its respective charter or bylaws and neither the Company nor any of the Guarantors is in default (nor has an event occurred with notice, lapse of time or both that would constitute a default) in the performance of any obligation, agreement or condition contained in any agreement, lease, indenture or instrument of the Company or any Guarantor where such violation or default would have a Material Adverse Effect.

(h) The Issuers have full power and authority to enter into this Agreement and the Indenture and to issue, sell and deliver the Notes, in the case of the Company, and the Guarantees, in the case of the Guarantors, to be sold by them to the Underwriters as provided herein and therein. The execution, delivery and performance of this Agreement, the Indenture and the Securities by the Company and the Guarantors, as the case may be, and the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby does not and will not conflict with or result in a breach or violation by the Company or any Subsidiary, as the case may be, of any of the terms or provisions of, constitute a default by the Company or any Subsidiary, as the case may be, under, or result in the creation or imposition of any Lien upon any of the assets of the Company or any Subsidiary pursuant to the terms of, (A) the Credit Agreement or any other indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which any of them or any of their respective properties is subject, (B) the charter or bylaws of the Company or any Subsidiary or (C) any statute, judgment, decree, order, rule or regulation of any foreign or domestic court, governmental agency or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets except, with respect to clauses (A) and (C) of this Section 1(h), for any conflict, breach, violation, default or Liens that would not have a Material Adverse Effect.

(i) The execution and delivery of the Indenture has been duly authorized by all necessary corporate action of the Issuers and, when the Indenture has been duly executed and delivered in accordance with its terms by each party thereto, will be a legal, valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws relating to creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The issuance, execution and delivery of the Notes has been duly authorized by all necessary corporate action of the Company and, when executed, issued and delivered by the Company and authenticated by the Trustee and paid for in accordance with this Agreement, will be the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The issuance, execution and delivery of the Guarantees have been duly authorized by all necessary corporate action of each Guarantor and, when executed, issued and delivered by each Guarantor and when the Notes are authenticated by the Trustee and paid for in accordance with this Agreement, will be the legal, valid, binding and enforceable obligations of each Guarantor, entitled to the benefits of the Indenture subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The execution and delivery of this Agreement by the Issuers has been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Issuers and is the valid and legally binding agreement of each of the Issuers.

(j) Except as described or referred to in the Disclosure Package and the Final Prospectus, there is not pending, or to the knowledge of the Issuers threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or might materially adversely affect the consummation of the offering of the Securities pursuant to this Agreement; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties that are not described in the Disclosure Package and the Final Prospectus, including ordinary routine litigation incidental to the business, would not, in the aggregate, result in a Material Adverse Effect.

(k) KPMG LLP are independent registered public accountants with respect to the Company and its consolidated Subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder. The historical financial statements of the Company (including the related notes) contained in or incorporated by reference in the Disclosure Package and the Final Prospectus comply as to form in all material respects with the requirements applicable to a registration statement on Form S-3 under the Securities Act; such historical financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods covered thereby and fairly present the financial position of the Company at the respective dates indicated and the results of its operations, cash flows and statements of stockholders’ equity for the respective periods indicated. The financial information contained in or incorporated by reference in the Disclosure Package and the Final Prospectus and relating to the Company is derived from the accounting records of the Company and its Subsidiaries and fairly present in all material respects the information purported to be shown thereby. The unaudited pro forma financial statements included in the Disclosure Package and the Final Prospectus have been prepared on a basis consistent with the historical financial statements included in the Disclosure Package and the Final Prospectus (except for the pro forma adjustments specified therein), include all material adjustments to the historical financial statements required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described therein, are based on assumptions made on a reasonable basis under the circumstances and fairly present such transactions described therein (it being understood that such pro forma financial statements do not purport to represent what the Company’s financial position or results of operations would actually have been if the transactions described therein had in fact occurred on such dates or at the beginning of the periods indicated, nor do they project the Company’s financial position or results of operations at any future date or for any future period). The other historical financial and statistical information and data included in the Disclosure Package or the Final Prospectus fairly presents, in all material respects, the information purported to be shown thereby.

(l) Except as described in or contemplated by the Disclosure Package and the Final Prospectus, subsequent to May 31, 2006, (i) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would have a Material Adverse Effect; and (ii) there has not been any change in the capital stock of the Company (other than as a result of the exercise of the Company’s outstanding stock options, purchases under the Company’s 1989 Employee Stock Purchase Plan, as amended, any purchases under the Company’s UK Sharesave Scheme, restricted Class A Common Stock grants to the Company’s directors, any repurchases by the Company under its stock repurchase program or as a result of the conversion of the Company’s Class B Common Stock or Mandatory Convertible Preferred Stock into Class A Common Stock) or any material change in the consolidated long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or otherwise), prospects or operations of the Company and the Subsidiaries taken as a whole.

(m) The Company and each of the Subsidiaries have good and marketable title to all properties and assets, as described in the Disclosure Package and the Final Prospectus as owned by them free and clear of all Liens, except as provided in the Credit Agreement and such as are described in the Disclosure Package and the Final Prospectus or do not interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries and would not individually or in the aggregate result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and the Subsidiaries taken as a whole, and under which the Company or any of the Subsidiaries holds properties described in the Disclosure Package and the Final

Prospectus, are in full force and effect and neither the Company nor any of the Subsidiaries has any notice of any claims of any sort that have been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under such leases or subleases, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, which claims would have a Material Adverse Effect.

(n) Each of the Company and the Subsidiaries owns or possesses all governmental and other licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own, lease and operate its properties and to conduct its business as presently conducted by it and described in the Disclosure Package and the Final Prospectus, except where the failure to own or possess such licenses, permits, certificates, consents, orders, approvals and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the “Material Licenses”); all of the Material Licenses are valid and in full force and effect, except where the invalidity of such Material License or the failure of such Material License to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its Subsidiaries has received any notice of proceedings relating to revocation or modification of any such Material Licenses which would, individually or in the aggregate, have a Material Adverse Effect.

(o) Each of the Company and its Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, trademarks, service marks, trade names and know-how (including trade secrets and other patentable and/or unpatentable proprietary or confidential information or procedures) (collectively, “intellectual property”) necessary to carry on its business as presently operated by it, except where the failure to own or possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein and which infringement or conflict would have a Material Adverse Effect.

(p) None of the Company or any of its Subsidiaries has taken, or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(q) No holder of any securities of the Company or any of its Subsidiaries is entitled to have its debt securities included in the Registration Statement.

(r) None of the Company or any of its Subsidiaries is an investment company required to be registered under the Investment Company Act of 1940, as amended.

(s) Except as described in the Disclosure Package and the Final Prospectus, the Company and its Subsidiaries comply in all material respects with all Environmental

Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not individually or in the aggregate have a Material Adverse Effect. None of the Company or any of its Subsidiaries is the subject of any pending or, to the knowledge of any of the Issuers, threatened foreign, federal, state or local investigation evaluating whether any remedial action by the Company or any of its Subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company’s or any of its Subsidiaries’ business operations or ownership or possession of any of their properties or assets or is in contravention of any Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any notice or claim, nor are there pending or, to the knowledge of any of the Issuers, threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that would have a Material Adverse Effect. As used herein, “Environmental Laws” means any foreign, federal, state or local law or regulation applicable to the Company’s or any of its Subsidiaries’ business operations or ownership or possession of any of their properties or assets relating to environmental matters, and “Hazardous Materials” means those substances that are regulated by or form the basis of liability under any Environmental Laws.

(t) No relationship, direct or indirect, exists between or among the Company and its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Final Prospectus that is not so described.

(u) No labor problem exists with the employees of the Company or any of its Subsidiaries or, to the knowledge of the Issuers, is imminent that, in either case, would have a Material Adverse Effect.

(v) Except as disclosed in the Disclosure Package and the Final Prospectus, all United States federal income tax returns and all foreign tax returns of the Company and its Subsidiaries required by law to be filed have been filed (taking into account extensions granted by the applicable federal governmental agency) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not individually or in the aggregate result in a Material Adverse Effect. All other corporate franchise and income tax returns of the Company and its Subsidiaries required to be filed pursuant to applicable foreign, federal, state or local laws have been filed, except insofar as the failure to file such returns would not individually or in the aggregate result in a Material Adverse Effect, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(w) The Company and each of its Subsidiaries maintain (and in the future will maintain) a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations, with the participation of their respective principal executive and principal financial officers, or persons performing similar functions of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(y) Each of the Company and its Subsidiaries is in compliance with, and none of such entity has received any notice of any outstanding violation of, all laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure by the Company or any of its Subsidiaries to comply with any such law, regulation, ordinance or rule would not, individually or in the aggregate, result in a Material Adverse Effect.

(z) Neither the issuance, sale or delivery of the Securities nor the application of the proceeds thereof by the Company as set forth in the Disclosure Package and the Final Prospectus will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(aa) The Company and the Guarantors, taken as a whole, are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company and the Guarantors on a particular date, that on such date (A) the fair market value of the assets of the Company and the Guarantors is greater than the amount that will be required to pay the probable liabilities of such entities on their debts as they become absolute and matured, (B) assuming the sale of the Securities as contemplated by this Agreement and as described in the Disclosure Package and the Final Prospectus, the Company and the Guarantors are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature, (C) the Company and the Guarantors are able to realize upon their assets and pay their debts and other liabilities, including contingent obligations, as they mature and (D) the Company and the Guarantors do not have unreasonably small capital.

(bb) Other than this Agreement, neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Issuers or any Subsidiary or any Underwriter for a brokerage commission, finders’ fee or like payment in connection with the offering and sale of the Securities.

(cc) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form consistent with Section 1(a) hereof with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final

Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any Electronic Road Show consented to by the Representatives. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not, without the prior written consent of Citigroup Global Markets Inc. (which consent shall not be unreasonably withheld), offer, sell, contract to sell, pledge, or otherwise dispose of any debt securities substantially similar to the Notes that are issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until October 14, 2006.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company agrees to pay the costs and expenses incident to the performance of the obligations of the Issuers hereunder, including without limiting the generality of the foregoing, all cost and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states as the Representatives may reasonably designate (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the

Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A or Rule 401(g)(2) under the Securities Act shall have been instituted or threatened.

(b) McDermott, Will & Emery LLP, special counsel for the Company, shall have furnished to the Underwriters its written opinion addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annex I hereto.

(c) Nixon Peabody LLP, counsel for the Issuers, shall have furnished to the Underwriters its written opinion addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annex II hereto;

(d) DLA Piper Gray Cary US LLP, local counsel for one of the Guarantors, shall have furnished to the Underwriters its written opinion addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annex III hereto;

(e) The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representatives a certificate of the Company, signed by an executive officer of the Company with specific knowledge about the Company’s financial and operational matters reasonably satisfactory to the Representatives, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each Electronic Road Show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use or pursuant to Section 8A or Rule 401(g)(2) under the Securities Act has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since May 31, 2006, there shall not have occurred any event that would have a Material Adverse Effect or any development involving a prospective Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information incorporated by reference in the Disclosure Package and the Final Prospectus.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel LLP counsel for the Underwriters, at 80 Pine Street, New York, New York 10005, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) Each Issuer, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which any Issuer may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Issuer, each of its directors, each of its officers who signs the Registration Statement, and each person who controls any Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each Issuer acknowledges that the statements set forth in the Preliminary Prospectus and the Final Prospectus (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any admission of culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers, on the one hand, and the Underwriters, on the other, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which any Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers, on the one hand, and the Underwriters, on the other, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers, on the one hand, and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by any Issuer on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any Issuer within the meaning of either the Act or the Exchange Act, each officer of any Issuer who shall have signed the Registration Statement and each director of any Issuer shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters obligations to contribute pursuant to this Section 8(d) are several in proportion to their respective purchase obligations hereunder and not joint.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to 370 Woodcliff Drive, Suite 300, Fairport, New York 14450 (Facsimile: (585) 218-3904), Attention: General Counsel, with a copy to McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois 60606-5096 (Facsimile: (312) 984-7700), Attention: Bernard S. Kramer, Esq.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

CONSTELLATION BRANDS, INC.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Executive Vice President and Chief Financial Officer

ALLBERRY, INC.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

BARTON BEERS, LTD.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President

BARTON BEERS OF WISCONSIN, LTD

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President

BARTON BRANDS, LTD.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President

BARTON BRANDS OF CALIFORNIA, INC.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President

BARTON BRANDS OF GEORGIA, INC.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President

BARTON CANADA, LTD.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President

BARTON DISTILLERS IMPORT CORP.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President

BARTON FINANCIAL CORPORATION

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President

BARTON INCORPORATED

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President

CLOUD PEAK CORPORATION

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

CONSTELLATION AVIATION, INC.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	President and Treasurer

CONSTELLATION LEASING, LLC

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	President and Treasurer

CONSTELLATION TRADING COMPANY, INC.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

CONSTELLATION WINES U.S., INC.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

FRANCISCAN VINEYARDS, INC.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

MONARCH IMPORT COMPANY

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President

MT. VEEDER CORPORATION

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

R.M.E., INC.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

ROBERT MONDAVI AFFILIATES

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

ROBERT MONDAVI INVESTMENTS

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

ROBERT MONDAVI PROPERTIES, INC.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

ROBERT MONDAVI WINERY

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

THE ROBERT MONDAVI CORPORATION

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

The foregoing Agreement is
hereby confirmed and accepted as of the date specified in
Schedule I hereto.

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Scotia Capital (USA) Inc.
Banc of America Securities LLC

By:	Citigroup Global Markets Inc.

By:	/s/ Robert H. Chen
Name:	Robert H. Chen
Title:	Director

SCHEDULE I

Underwriting Agreement dated August 10, 2006

Registration Statement No. 333-136379

Representative(s): Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

Title, Purchase Price and Description of Securities:

Title: 7.25% Senior Notes due 2016

Principal amount: $700 million

Purchase price (include accrued interest or amortization, if any): 98.02% of principal amount

Sinking fund provisions: None.

Redemption provisions: Non-call for life except for “T+50 make whole” redemption

Other provisions: None.

Closing Date, Time and Location: August 15, 2006 at 10:00 a.m. at Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005

Type of Offering: Non-delayed

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$210,000,000
J.P. Morgan Securities Inc.	210,000,000
Scotia Capital (USA) Inc.	210,000,000
Banc of America Securities LLC	70,000,000

Total	$700,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None

SCHEDULE IV

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus

Supplement dated August 8, 2006

Registration No. 333-136379

August 10, 2006

Constellation Brands, Inc.

$700,000,000 7.25% Senior Notes due 2016

Summary of Final Terms and Details of the Issue

Issuer:	Constellation Brands, Inc.

Face Amount:	$700 million

Structure:	Senior Unsecured Notes

Final Maturity Date:	09/01/16

Public Offering Price:	99.02%

Coupon:	7.25%

Yield:	7.389%

Spread:	245 bps

Call Protection:	NC-L Except for a Make-Whole at T+50 basis points

Interest Payment Dates:	March 1 & September 1

First Interest Payment Date:	03/01/07

Ratings:	BB (negative)/Ba2(negative)

Trade Date:	08/10/06

Settlement Date:	08/15/06

CUSIP:	21036P AD 0

ISIN:	US21036PAD06

Distribution:	SEC Registered

Joint Bookrunners:	Citigroup and JPMorgan

Co-Managers:	Scotia Capital and Banc of America Securities LLC

Use of Proceeds:	The offering size has increased from the $500 million principal amount contemplated by the Prospectus Supplement (subject to completion) dated August 8, 2006 to $700 million principal amount. The incremental net proceeds will be applied to repay indebtedness under the issuer’s revolving credit facility and term loan A facility.

The issuer and its subsidiary guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer will arrange to send you the prospectus, at no cost, if you request it by calling David Sorce at 1 (585) 218-3600.

The security ratings indicated above are not a recommendation to buy, sell, or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s and Standard & Poor’s. Each of the security ratings included in this term sheet should be evaluated independently of any other security rating.

ANNEX I

Form of Opinion of McDermott Will & Emery LLP

The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute, deliver and perform all of its obligations under the Notes, the Indenture and the Underwriting Agreement (the “Transaction Documents”).

No consent, approval, authorization, order, registration or qualification of or with any governmental authority or agency or, to our knowledge, any court or similar body is required under the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware for the execution, delivery or performance of the Transaction Documents by the Company or any Guarantor, as the case may be, except such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters (as to which no opinion is required).

The execution, delivery and performance of the Transaction Documents by the Company and the application of the net proceeds from the sale of the Securities in the manner described in the Prospectus Supplement under the caption “Use of Proceeds” do not (A) violate the charter and by-laws of the Company, (B) violate, constitute a breach of or a default by the Company or any Guarantor, as the case may be, under, or result in the creation or imposition of any lien, security interest or encumbrance upon any of the assets of the Company or any Guarantor, as the case may be, pursuant to the terms of any agreement or instrument listed on Exhibit I hereto, (C) contravene the General Corporation Law of the State of Delaware or any statute, rule or regulation under the laws of the United States and the State of New York applicable to the Company or any of its properties, which in our experience is normally applicable to transactions of the type contemplated by the Underwriting Agreement, or (D) to the knowledge of such counsel, violate any judgment, decree or order of any court or governmental agency or court or body applicable to the Company or any of its properties.

The Transaction Documents have been duly authorized by the Company. The Transaction Documents and the Guarantees have been duly executed and delivered by the Company and each of the Guarantors, as applicable. The sale and the issuance of the Notes, and the execution and delivery thereof, have been duly authorized by requisite corporate action of the Company. The Securities have been duly delivered to the Underwriters by the Company and the Guarantors.

The Indenture is a valid and binding agreement, enforceable against the Company and each Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). When the Notes and the Guarantees have been authenticated in accordance with the terms of the Indenture, the Notes and the Guarantees will be valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

The Securities and the Indenture conform in all material respects to the descriptions thereof in the Preliminary Prospectus and the Final Prospectus under the heading “Description of the Notes and the Guarantees.” The statements made in the Preliminary Prospectus and the Final Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they describe certain matters of law, are accurate in all material respects.

The Registration Statement became effective under the Securities Act on August 8, 2006, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the dates specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

As of their respective dates and as of the Closing Date, the Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the Closing Date comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that such counsel will not express any opinion as to the financial statements, the notes thereto, the schedules and other financial data included therein or incorporated by reference therein or excluded therefrom, or exhibits thereto or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus except to the extent set forth in paragraph (vi) of this opinion).

The Indenture conforms as to form in all material respects with the requirements of the Trust Indenture Act and the Trust Indenture Act Rules and Regulations.

Neither the Company nor any Subsidiary is required to register under the Investment Company Act of 1940, as amended (the “1940 Act”), as an “investment company” as such term is defined in the 1940 Act.

Neither the issuance, sale or delivery of the Securities nor the application of the proceeds thereof by the Company as set forth in the Prospectus Supplement will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

Such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company and the Subsidiaries, and representatives of the independent accountants of the Company and the Underwriters at which the contents of the Registration Statement, the Preliminary Prospectus (collectively with the final term sheet described in Section 5(b) of the Underwriting Agreement, the “Pricing Disclosure Package”), the Final Prospectus and the related matters were discussed and that although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Final Prospectus, and need not make any independent check or verification thereof, except as set forth in paragraph (vi) of this form of opinion, based upon the foregoing, no facts came to such counsel’s attention to lead such counsel to believe that (x) the Pricing Disclosure Package (including the documents incorporated therein by reference (except to the extent statements contained in such documents had been modified or superseded by statements contained in the Registration Statement or the Preliminary Prospectus at the Execution Time)) as of the Execution Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) the Registration Statement or the Final Prospectus (including the documents incorporated therein by reference (except to the extent statements contained in such documents have been modified or superseded by statements contained in the Registration Statement or the Final Prospectus)), as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such counsel need not express an opinion or belief as to the financial statements, the notes thereto, schedules and other financial data included therein, or incorporated by reference into, or excluded from the Registration Statement, the Disclosure Package or the Final Prospectus.

In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates or statements of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting corporate existence or good standing.

EXHIBIT I TO ANNEX I

1.	Marvin Sands Split Dollar Insurance Agreement as field with the Company’s 10-K for the fiscal year ended February 29, 2004.

2.	Employment Agreement between Barton Incorporated and Alexander L. Berk dated as of September 1, 1990 as amended by Amendment No. 1 to Employment Agreement between Barton Incorporated and Alexander L. Berk dated November 11, 1996.

3.	Amendment No. 2 to Employment Agreement between Barton Incorporated and Alexander L. Berk dated October 20, 1998.

4.	Long-Term Stock Incentive Plan, which amends and restates the Canandaigua Wine Company, Inc. Stock Option and Stock Appreciation Right Plan.

5.	Amendment Number One to the Company’s Long-Term Stock Incentive Plan.

6.	Amendment Number Two to the Company’s Long-Term Stock Incentive Plan.

7.	Amendment Number Three to the Company’s Long-Term Stock Incentive Plan.

8.	Amendment Number Four to the Company’s Long-Term Stock Incentive Plan.

9.	Amendment Number Five to the Company’s Long-Term Stock Incentive Plan.

10.	Amendment Number Six to the Company’s Long-Term Stock Incentive Plan.

11.	Form of Terms and Conditions Memorandum for Employees with respect to the Company’s Long-Term Stock Incentive Plan.

12.	Form of Terms and Conditions Memorandum for Directors with respect to the Company’s Long-Term Stock Incentive Plan.

13.	Form of Restricted Stock Agreement with respect to the Company’s Long-Term Stock Incentive Plan.

14.	Incentive Stock Option Plan of the Company.

15.	Amendment Number One to the Company’s Incentive Stock Option Plan.

16.	Amendment Number Two to the Company’s Incentive Stock Option Plan.

17.	Amendment Number Three to the Company’s Incentive Stock Option Plan.

18.	Form of Terms and Conditions Memorandum with respect to the Company’s Incentive Stock Option Plan.

19.	Annual Management Incentive Plan of the Company.

20.	Amendment Number One to the Company’s Annual Management Incentive Plan.

21.	Amendment Number Two to the Company’s Annual Management Incentive Plan.

22.	2006 Fiscal Year Award Program to the Company’s Annual Management Incentive Plan.

23.	Lease, effective December 25, 1997, by and among Matthew Clark Brands Limited and Pontsarn Investments Limited.

24.	Rent Review Memorandum, dated August 20, 2003, to the Lease by and among Matthew Clark Brands Limited and Pontsarn Investments Limited.

25.	Supplemental Executive Retirement Plan of the Company.

26.	First Amendment to the Company’s Supplemental Executive Retirement Plan.

27.	Second Amendment to the Company’s Supplemental Executive Retirement Plan.

28.	Third Amendment to the Company’s Supplemental Executive Retirement Plan.

29.	2005 Supplemental Executive Retirement Plan of the Company.

30.	Letter Agreement between the Company and Thomas S. Summer, dated March 10, 1997, addressing compensation.

31.	The Constellation Brands UK Sharesave Scheme, as amended.

32.	Letter Agreement between the Company and Thomas J. Mullin, dated February 18, 2000, addressing compensation.

33.	Letter Agreement between the Company and Stephen B. Millar, dated 9 April 2003, addressing compensation.

34.	Non-Competition Agreement between Stephen Brian Millar and BRL Hardy Limited (now known as Hardy Wine Company Limited) dated April 8, 2003.

35.	Memorandum of Agreement (Service Contract) between BRL Hardy Limited and Stephen Brian Millar dated 11 June 1996.

36.	Agreement between the Company and Stephen Brian Millar dated February 16, 2006.

37.	BRL Hardy Superannuation Fund Deed of Variation dated 7 October 1998, together with Amending Deed No. 5 made on 23 December 1999, Amending Deed No. 6 made on 20 January 2003 and Amending Deed No. 7 made on 9 February 2004.

38.	Agreement To Establish Joint Venture Between Barton Beers, Ltd. And Diblo, S.A. De C.V. Dated July 17, 2006.

39.	Barton Contribution Agreement among Barton Beers, Ltd., Diblo, S.A. De C.V., and a Delaware Limited Liability Company to be formed dated July 17, 2006

40.	Arrangement Agreement among the Company and Constellation Canada Holdings Limited And Vincor International Inc. dated April 2, 2006

41.	Amending Agreement among the Company, Constellation Canada Holdings Limited, and Vincor International dated April 21, 2006.

42.	Implementation Deed dated 17 January 2003 between the Company and BRL Hardy Limited.

43.	Transaction Compensation Agreement dated 17 January 2003 between the Company and BRL Hardy Limited.

44.	No Solicitation Agreement dated 13 January 2003 between the Company and BRL Hardy Limited.

45.	Backstop Fee Agreement dated 13 January 2003 between the Company and BRL Hardy Limited.

46.	Letter Agreement dated 6 February 2003 between the Company and BRL Hardy Limited.

47.	Agreement and Plan of Merger, dated as of November 3, 2004, by and among the Company, RMD Acquisition Corp. and The Robert Mondavi Corporation, a California corporation.

48.	Support Agreement, dated as of November 3, 2004, by and among the Company and certain shareholders of The Robert Mondavi Corporation.

ANNEX II

Form of Opinion of Nixon Peabody LLP

Each of the Subsidiaries of the Company listed on Exhibit I attached hereto (the “Guarantors”) is a corporation duly incorporated, in each case, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. The Company and each of the Guarantors is duly qualified and in good standing as a foreign corporation in each jurisdiction listed for it on Exhibit II attached hereto. The Company and each Guarantor has all requisite corporate power to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Preliminary Prospectus and the Final Prospectus. All of the issued and outstanding capital stock of each Guarantor has been duly authorized and validly issued and, to the knowledge of such counsel, is fully paid and non-assessable and were not issued in violation of any preemptive or similar rights of stockholders arising under the corporate law of the state of incorporation of such Guarantor, the charter or bylaws of such Guarantor, or, to the knowledge of such counsel, any agreement to which such Guarantor is party, and, to the knowledge of such counsel, is directly or indirectly owned by the Company, free and clear of any lien, adverse claim, security interest, restriction on transfer, shareholders’ agreement, voting trust or other encumbrance except for the liens under the Credit Agreement.

The Guarantors have the corporate power and authority to execute, deliver and perform all of their respective obligations under the Underwriting Agreement, the Indenture, and the Guarantees. The execution, delivery and performance of the Underwriting Agreement, Indenture, Notes and Guarantees by the Company or any Guarantor, does not (A) violate the charter or bylaws of any Guarantor, (B) violate the General Corporation Law of the State of Delaware or any statute, rule or regulation under the laws of the State of New York applicable to the Guarantors or any of their respective properties, which in our experience is normally applicable to transactions of the type contemplated by the Underwriting Agreement, (C) violate, constitute a breach of or default by the Company or any Guarantor, as the case may be, under, or result in the creation or imposition of any lien, security interest or encumbrance upon any of the assets of the Company or any Guarantor, as the case may be, pursuant to the terms of the Credit Agreement or the indentures listed on Exhibit III hereto, or (D) to the knowledge of such counsel, violate any judgment, decree or order of any court or governmental agency or court or body applicable to any of the Guarantors or any of their respective properties.

The Underwriting Agreement, the Indenture and the Guarantees have been duly authorized, executed and delivered by each Guarantor. The sale and issuance of the Guarantees and the execution and delivery thereof have been duly authorized by requisite corporate action of the Guarantors.

To the knowledge of such counsel, there is not pending or threatened any action, suit or proceeding, to which the Company or any of the Guarantors is a party, or to which the property of the Company or any of the Guarantors is subject, before or brought by any court or governmental agency or body, which is required to be disclosed or incorporated by reference in the Final Prospectus, other than those disclosed or incorporated by reference therein.

Each of the documents filed by the Company under the Exchange Act and incorporated by reference into the Preliminary Prospectus and Final Prospectus (collectively, the “Documents”), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act, and the rules and regulations as promulgated by the Commission under the Exchange Act, except that such counsel need not express any opinion as to the financial statements, pro forma financial statements, schedules, and other financial data included therein or incorporated by reference therein, or excluded therefrom or the exhibits thereto (except to the extent set forth in the next sentence of this paragraph) and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Documents. To such counsel’s knowledge without having made any independent investigation and based upon representations of officers of the Company as to factual matters, there were no contracts or documents required to be filed as exhibits to such Documents on the date they were filed which were not so filed.

EXHIBIT I TO ANNEX II

Guarantors

Guarantor	State of Incorporation
Barton Brands, Ltd.	Delaware

Barton Incorporated	Delaware

Franciscan Vineyards, Inc.	Delaware

Constellation Wines U.S., Inc.	New York

The Robert Mondavi Corporation	California

R.M.E., Inc.	California

Robert Mondavi Properties, Inc.	California

Robert Mondavi Investments	California

EXHIBIT II TO ANNEX II

Company	Foreign Qualifications
Constellation Brands, Inc.	New York California Florida Georgia Michigan Oklahoma New Hampshire North Carolina New Jersey West Virginia Washington

Barton Incorporated	None

Barton Brands, Ltd.	California Kentucky Illinois Florida Maine Oklahoma New Hampshire North Carolina New Jersey West Virginia

Franciscan Vineyards, Inc.	California

Constellation Wines U.S., Inc.	California Washington Idaho

The Robert Mondavi Corporation	None

R.M.E., Inc.	None

Robert Mondavi Properties, Inc.	None

Robert Mondavi Investments	None

EXHIBIT III

1.	Indenture dated as of February 25, 1999 among the Company, the guarantors named therein and Harris Trust and Savings Bank as trustee, as amended by Supplemental Indenture No. 1 dated as of February 25, 1999 among the Company, the guarantors named therein and Harris Trust and Savings Bank as trustee, as further amended by Supplemental Indenture No. 3 dated as of August 6, 1999 among the Company, the new guarantors named therein and Harris Trust and Savings Bank as trustee, as further amended by Supplemental Indenture No. 4 dated as of May 15, 2000 among the Company, the guarantors named therein and Harris Trust and Savings Bank as trustee, as further amended by Supplemental Indenture No. 5 dated as of September 14, 2000 by and among the Company, the guarantors named therein and The Bank of New York as trustee, as further amended by Supplemental Indenture No. 6 dated as of August 21, 2001 among the Company, the new guarantor named therein and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank and The Bank of New York, as applicable) as trustee, as further amended by Supplemental Indenture No. 7 dated as of January 23, 2002 among the Company, the guarantors named therein and BNY Midwest Trust Company as trustee, as further amended by Supplemental Indenture No. 8 dated as of March 27, 2003 among the Company, the new guarantors named therein and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank and The Bank of New York, as applicable) as trustee, as further amended by Supplemental Indenture No. 9 dated as of July 8, 2004 among the Company, the new guarantors named therein and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank and The Bank of New York, as applicable) as trustee, as further amended by Supplemental Indenture No. 10 dated as of September 13, 2004 among the Company, the new guarantor named therein and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank and The Bank of New York, as applicable) as trustee, as further amended by Supplemental Indenture No. 11 dated as of December 22, 2004 among the Company, the new guarantors named therein and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank and The Bank of New York, as applicable) as trustee, and as further amended by Supplemental Indenture No. 12 dated as of August __, 2006 among the Company, the new guarantor named therein and BNY Midwest Trust Company.

2.	Indenture dated as of November 17, 1999 among the Company, the guarantors signatory thereto and the Harris Trust and Savings Bank as trustee, as amended by Supplemental Indenture No. 1 dated as of August 21, 2001 among the Company, the new guarantor named therein and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank and The Bank of New York, as applicable) as trustee, as further amended by Supplemental Indenture No. 2 dated as of March 27, 2003 among the Company, the new guarantors named therein and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank) as trustee, as further amended by Supplemental Indenture No. 3 dated as of July 8, 2004 among the Company, the new guarantors named therein and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank) as trustee, as further amended by Supplemental Indenture No. 4 dated as of September 13, 2004 among the Company, the new guarantors named therein and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank) as trustee, as further amended by Supplemental Indenture No. 5 dated as of December 22, 2004 among the Company, the new guarantors named therein and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank and The Bank of New York, as applicable) as trustee, and as further amended by Supplemental Indenture No. 6 dated as of August     , 2006 among the Company, the new guarantor named therein and BNY Midwest Trust Company.

3.	Indenture dated as of February 21, 2001 among the Company, the guarantors signatory thereto and BNY Midwest Trust Company as trustee, as amended by Supplemental Indenture No. 1 dated as of August 21, 2001 among the Company, the new guarantor named therein and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank) as trustee, as further amended by Supplemental Indenture No. 2 dated as of March 27, 2003 among the Company, the new guarantors named therein and BNY Midwest Trust Company as trustee, as further amended by Supplemental Indenture No. 3 dated as of July 8, 2004 among the Company, the new guarantors named therein and BNY Midwest Trust Company as trustee, as further amended by Supplemental Indenture No. 4 dated as of September 13, 2004 among the Company, the new guarantor named therein and BNY Midwest Trust Company as trustee and as further amended by Supplemental Indenture No. 5 dated as of December 22, 2004 among the Company, the new guarantors named therein and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank and The Bank of New York, as applicable) as trustee, and as further amended by Supplemental Indenture No. 6 dated as of August , 2006 among the Company, the new guarantor named therein and BNY Midwest Trust Company.

ANNEX III

Form of Opinion of DLA Piper Gray Cary US LLP

Barton Beers, Ltd. (the “Company”) has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation.

The Company has the corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture and the Guarantee. The Indenture, the Underwriting Agreement and the Guarantee have been duly authorized for execution and delivery by the Company. The sale and issuance by the Company of its Guarantee and the execution and delivery thereof has been duly authorized by requisite corporation action of the Company.

The execution, delivery, and performance by the Company of the Underwriting Agreement, the Indenture and the Guarantee does not and will not (A) conflict with the charter or by-laws of the company, (B) contravene and statute, rule or regulation under the laws of its jurisdiction of incorporation applicable to the Company and its properties, or (C) to counsel’s knowledge, conflict with or violate any judgment, decree or order of any court or governmental agency or court or body applicable to the Company and its properties (except that no opinion need be expressed with respect to the securities or Blue Sky laws of its jurisdiction of incorporation).